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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                             State of       Names Under Which
Name                                   Incorporation  Subsidiary Does Business
-------------------------------------  -------------  --------------------------
Childtime Childcare, Inc.              Illinois                       (i)      Childtime Childcare, Inc.
                                                             (ii)     Childtime Children's Center
                                                             (iii)    Childtime/Northern Illinois Medical Center Child Care Center
                                                             (iv)     Childtime/St. Francis Hospital Child Care Center
                                                             (v)      Company Kids
                                                             (vi)     Little Learners
                                                             (vii)    McNary Child Development Center
                                                             (viii)   Palo Alto Preschool
                                                             (ix)     Signature Child Development Center
                                                             (x)      Supertots
                                                             (xi)     Supertots at L'Enfant Plaza
                                                             (xii)    Supertots Learning Center
                                                             (xiii)   Sutton Country Day School
                                                             (xiv)    Stepping Stones
                                                             (xv)     Tulsa Child Development Center
                                                             (xvi)    Little Eagles
                                                             (xvii)   Fallon Federal Child Care Center
                                                             (xviii)  Center Street Park & Ride Child Care Center
                                                             (xix)    Oxford Learning Center
                                                             (xx)     Lovelace Child Development Center
                                                             (xxi)    Childtime at Choices
                                                             (xxi)    For Kids Only
                                                             (xxii)   ABC at Childtime

Childtime Childcare -
Michigan, Inc. Michigan                                      (i)      Childtime Childcare - Michigan, Inc.

Childtime Childcare -
PMC, Inc. Michigan                                           (i)      Childtime Childcare - PMC, Inc.
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